Exhibit 23(c)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Electric Power Company, Inc. on Form S-3 of our reports dated 18 January 1999, with respect to the consolidated balance sheet of CSW UK Finance Company as of 31 December 1998 and the related consolidated statements of earnings and cash flows for the year then ended, and our report dated 17 January 2000 with respect to the consolidated balance sheet of CSW UK Holdings as of 31 December 1999 and the related consolidated statements of earnings and cash flows for the year then ended which reports appear in the 2000 Annual Report of American Electric Power Company, Inc. and are incorporated by reference in Form 10-K of American Electric Power Company, Inc. for the year ended 31 December 2000 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


KPMG Audit Plc
Charter Accountants                                             London, England
Registered Auditor                                              9 April 2001